SECURITIES AND EXCHANGE COMMISSION

                   Washington, D.C. 20549


                          FORM 8-K


                       CURRENT REPORT

             PURSUANT TO SECTION 13 OR 15(d) OF
           THE SECURITIES AND EXCHANGE ACT OF 1934


Date of Report (Date of Earliest Event Reported)  August 26, 1999


      AEI INCOME & GROWTH FUND XXII LIMITED PARTNERSHIP
   (Exact Name of Registrant as Specified in its Charter)

                     State of Minnesota
      (State or other Jurisdiction of Incorporation or
                        Organization)




           333-5604                     41-1848181
   (Commission File Number)          (I.R.S. Employer
                                   Identification No.)


   1300 Minnesota World Trade Center, St. Paul, Minnesota 55101
             (Address of Principal Executive Offices)


                        (651) 227-7333
    (Registrant's telephone number, including area code)



    (Former name or former address, if changed since last report)



Item 2.   Acquisition or Disposition of Assets.

       On August 26, 1999, the Partnership purchased a newly constructed Hollywood Video store in Muscle Shoals, Alabama from NOM Muscle Shoals, Ltd. The total cash purchase price of the land and building was approximately $1,315,310. NOM Muscle Shoals, Ltd. is not affiliated with the Partnership.

       In addition, on August 31, 1999, the Partnership purchased a newly constructed Tumbleweed restaurant in Fort Wayne, Indiana from Tumbleweed, Inc. The total cash purchase price of the land and building was approximately $1,290,000. Tumbleweed, Inc. is not affiliated with the Partnership.

       The cash, used in purchasing the properties, was from the proceeds of the sale of Limited Partnership Units.

Item 7. Financial Statements and Exhibits.

        (a)  Financial  statements  of  businesses acquired.
             Not    Applicable.    Properties   are    newly
             constructed.

        (b) A limited number of proforma adjustments are required to illustrate the effects of the transactions on the balance sheet and income statement. The following narrative description is furnished in lieu of the proforma statements:

             Assuming the Partnership had acquired the properties on January 1, 1998, the Partnership's Investments in Real Estate would have increased by $2,605,310 and its Current Assets (cash) would have decreased by approximately $2,605,310.

             The Total Income for the Partnership would have increased from $545,711 to $802,005 for the year ended December 31, 1998 and from $403,049 to $494,822 for six months ended June 30, 1999 if the Partnership had owned the properties during the periods.

             Depreciation  Expense would have  increased  by
             $55,775   and  $27,888  for  the   year   ended
             December  31,  1998 and the  six  months  ended
             June 30, 1999, respectively.

             The net effect of these proforma adjustments would have caused Net Income to increase from $296,614 to $497,133 and from $274,692 to
             $338,577, which would have resulted in Net Income of $41.47 and $19.61 per Limited Partnership Unit outstanding for the year ended December 31, 1998 and the six months ended June 30, 1999, respectively.

        (c)  Exhibits

               Exhibit 10.1 First Amendment to Net Lease Agreement dated August 31, 1999, between the Partnership and Tumbleweed, Inc. relating to the property at 6040 Lima Road, Fort Wayne, Indiana.


                         SIGNATURES

     Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                               AEI INCOME & GROWTH FUND XXII
                               LIMITED PARTNERSHIP

                               By: AEI Fund Management XXI,Inc.
                                   Its: Managing  General Partner


Date:  September 1, 1999       /s/ Mark E Larson
                               By: Mark E. Larson
                                   Its Chief Financial Officer
                                   (Principal Accounting and
                                   Financial Officer)